UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 1, 2015

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 1, 2015, Opexa Therapeutics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with certain purchasers party thereto (the “Purchasers”) pursuant to which the Company offered and sold in a private placement 909,090 shares of the Company’s common stock for a per share purchase price of $0.55 and issued a warrant (the “Warrant”) to purchase a like number of shares, for a total purchase price of $499,999.50 (“Tranche 1”).  The Warrant, which expires on April 9, 2018, is exercisable only for cash at a per share exercise price, subject to as adjustment, equal to (i) $0.50 if exercised on or before June 30, 2016 or (ii) $1.50 if exercised after June 30, 2016.

In addition to Tranche 1, the Company agreed to sell and the Purchasers agreed to purchase four additional tranches of common stock upon the Company’s achievement of certain milestones to further the clinical development of OPX-212, the Company’s autologous T-cell immunotherapy being developed for the treatment of Neuromyelitis Optica (“NMO”), as follows:

●
Tranche 2:  $1,000,000 in shares of common stock, at a per share purchase price of 90% of the 10-day volume weighted average price of the common stock for the 10 trading days (the “10-day VWAP”) immediately preceding the Tranche 2 milestone, which is the submission to the U.S. Food and Drug Administration (“FDA”) of a preclinical study package to support the filing of an Investigational New Drug (“IND”) application for OPX-212, so long as such submission occurs on or before February 15, 2016 or any later date agreed to by the Purchasers.

●
Tranche 3:  $1,500,000 in shares of common stock, at a per share purchase price of 90% of the 10-day VWAP immediately preceding the Tranche 3 milestone, which is the acceptance of such IND by the FDA, so long as such acceptance occurs on or before the later of May 15, 2016 or three months following the Tranche 2 closing, or any later date agreed to by the Purchasers.

●
Tranche 4:  $1,000,000 in shares of common stock, at a per share purchase price of 90% of the 10-day VWAP immediately preceding the Tranche 4 milestone, which is the enrollment of the first patient in a Phase I/II clinical study of OPX-212 in patients with NMO, so long as such enrollment occurs on or before the later of August 30, 2016 or five months following the Tranche 3 closing, or any later date agreed to by the Purchasers.

●
Tranche 5:  $1,000,000 in shares of common stock, at per share purchase price of 90% of the 10-day VWAP immediately preceding the Tranche 5 milestone, which is the enrollment of patients representing at least 30% of the minimum targeted enrollment in such Phase I/II study, so long as such enrollment occurs on or before the later of December 31, 2016 or four months following the Tranche 4 closing, or any later date agreed to by the Purchasers.

The Company agreed to use the proceeds from the sale of the securities in the five tranches to (i) advance OPX-212 through the Phase I/II study, subject to acceptance of the IND by the FDA and (ii) support the Company’s research aimed at further evaluating biomarkers related to NMO and its disease pathophysiology.  To the extent consistent with the protocol for the Phase I/II study as well as the applicable permissions and/or consents from patients or other parties involved in the Phase I/II study, the Company also agreed to use commercially reasonable efforts to provide a baseline biospecimen set and core dataset information to be used in research conducted by members of an international clinical consortium.

Pursuant to the Agreement, an NMO advisory committee will be formed by the Company from among the Company’s staff, certain medical advisors and/or their designees, and key NMO investigators.  The Purchasers will have the right to appoint one reasonably qualified member to the NMO advisory committee, as well as substitutes and/or replacements for such member.

In addition to certain other termination rights as provided in the Agreement, either the Company or the Purchasers may unilaterally terminate their then remaining obligations to sell and purchase shares under one or more additional tranches upon notice if (i) the Company receives an aggregate of at least $20 million in gross proceeds from financing activities during the succeeding one-year period, (ii) a substantially equivalent Phase I/II clinical trial is initiated by a third party and such clinical trial is supported by the National Institutes of Health or its affiliated agencies or designees, or (iii) any person or group becomes the beneficial owner of more than 50% of the Company’s capital stock or upon sale of all or substantially all of the Company’s assets.  Additionally, any then remaining obligations of the Company to sell, and of the Purchasers to purchase, shares under one or more additional tranches are automatically terminated if the next potential issuance would entail an amount which, when aggregated with all prior issuances to the Purchasers under the Agreement plus the shares of common stock issued or issuable under the Warrant, would exceed 10,624,160 shares of the Company’s common stock, subject to adjustment.

The Company also granted the Purchasers certain registration rights with respect to the securities sold in this private placement transaction.

Copies of the Agreement and the form of Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, to provide shareholders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The representations and warranties contained in the Agreement were made only for purposes of such Agreement and as of a specific date and were solely for the benefit of the parties to such Agreement.  The foregoing description of the Agreement and the Warrant, and the transactions contemplated thereby, are qualified in their entirety by reference to Exhibits 10.1 and 10.2 which are incorporated herein by reference.

A copy of the press release issued by the Company in connection with the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated herein by reference.  The offer and sale of the shares of the Company’s common stock and the Warrant issued to the Purchasers was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state law, based upon representations made by the Purchasers, including as to their status as an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Series N Warrant issued on September 1, 2015.

10.1	Stock Purchase Agreement by and between Opexa Therapeutics, Inc. and the purchasers party thereto, dated September 1, 2015.

99.1	Press Release issued by Opexa Therapeutics, Inc. on September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 1, 2015	OPEXA THERAPEUTICS, INC

	By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Series N Warrant issued on September 1, 2015.

10.1	Stock Purchase Agreement by and between Opexa Therapeutics, Inc. and the purchasers party thereto, dated September 1, 2015.

99.1	Press Release issued by Opexa Therapeutics, Inc. on September 1, 2015.